Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 23, 2008 relating to the consolidated financial statements of Bontan Corporation Inc. appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2008.

                         “SCHWARTZ LEVITSKY FELDMAN LLP”

                                                Toronto, Ontario, Canada Chartered Accountants
                                                April 6, 2009 Licensed Public Accountants

            1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663